THE CHESAPEAKE GROWTH FUND

                         COMPUTATION OF PERFORMANCE DATA

The Fund computes the "average annual total return" of each Class of the Fund by determining the average annual compounded rates of return during specified periods that equate the initial amount invested to the ending redeemable value of such investment. This is done by determining the ending redeemable value of a hypothetical $1,000 initial payment. This calculation is as follows:

                 P(1+T)n = ERV

       Where:    T =       average annual total return.
                 ERV       = ending  redeemable  value at the end of the  period
                           covered by the  computation of a hypothetical  $1,000
                           payment made at the beginning of the period.
                 P =       hypothetical initial payment of $1,000 from which the
                               maximum sales load is deducted.
                 n =       period covered by the computation, expressed in terms
                               of years.

The Fund may also compute the aggregate total return of each Class of the Fund, which is calculated in a similar manner, except that the results are not annualized.

The calculation of average annual total return and aggregate total return assume that the maximum sales load is deducted from the initial $1,000 investment at the time it is made and that there is a reinvestment of all dividends and capital gain distributions on the reinvestment dates during the period. The ending redeemable value is determined by assuming complete redemption of the hypothetical investment and the deduction of all nonrecurring charges at the end of the period covered by the computations. The Fund may also quote other total return information that does not reflect the effects of the sales load.

The average annual total return including sales load for the Chesapeake Growth Fund for the year ended August 31, 1996 and since inception (January 4, 1993 to August 31, 1996) was 17.09% and -15.43%, respectively. The average annual total return without sales load for the year ended August 31, 1996 and since inception (January 4, 1993 to August 31, 1996) was 18.07% and -12.81%, respectively. The cumulative total return including sales load for the Chesapeake Growth Fund since inception through August 31, 1996 was 78.07%. The cumulative total return not including the effect of sales load for the Chesapeake Growth Fund since inception through August 31, 1996 was 83.58%.

Average Annual Total Return:

                           Inception through August 31, 1996                       Year ended August 31, 1996
       With 3% sales load

          1,000(1+T)3.66   =  1,780.68                                1,000(1+T)1    =   845.74
                 T         =  (1,780.68/3.66)-1                             T        =   (845.74/1,000)1 - 1
                 T         =  0.1709                                        T        =   -0.1543


                 T         =  17.09%                                        T        =   -15.43%
                 ERV       =  1,780.68                                      ERV      =   845.74
                 P         =  1,000                                         P        =   1,000
                 n         =  3.66                                          n        =   1

       Without 3% sales load

          1,000(1+T)3.66   =  1,835.75                                1,000(1+T)1    =   871.89
                 T         =  (1,835.75/3.66)-1                             T        =   (871.89/1,000)1 - 1
                 T         =  0.1807                                        T        =   -0.1281


                 T         =  18.07%                                        T        =   -12.81%
                 ERV       =  1,835.75                                      ERV      =   871.89
                 P         =  1,000                                         P        =   1,000
                 n         =  3.66                                          n        =   1


Cumulative Total Return

       (ERV - P)/P = TR

       Where:    ERV       =  ending redeemable value at the end of the period
                                   covered by the computation of a hypothetical
                                   $1,000 payment made at the beginning of the
                                    period
                 P         =  hypothetical initial payment of $1,000 from which
                                    the maximum sales load is deducted
                 TR        =  total return

Inception through August 31, 1996 - with 3% sales load

                 (1,780.68 - 1,000)/1,000 = 0.78068

                 ERV       =  1,780.68
                 P         =  1,000
                 TR        =  78.07%

       With out sales load

                 (1,835.75 - 1,000)/1,000 = 0.83575

                 ERV       =  1,835.75
                 P         =  1,000
                 TR        =  83.58%